                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                   FORM 8-K/A

                                 CURRENT REPORT
                                (AMENDMENT NO.1)
                        PURSUANT TO SECTION 13 OR 15(D)
                   OF THE SECURITIES EXCHANGE ACT OR OF 1934


        Date of Report (Date of earliest event reported): August 7, 2000
        ----------------------------------------------------------------

                            TELEHUBLINK CORPORATION
                            -----------------------
             (Exact name of registrant as specified in its charter)


       DELAWARE                      0-25002              59-3200879
       ------------------------------------------------------------------
       (State or other             (Commission           (IRS Employer
       jurisdiction of             File Number)       Identification No.)
       incorporation)


         24 NEW ENGLAND EXECUTIVE PARK, BURLINGTON, MASSACHUSETTS 01803
         --------------------------------------------------------------
         (Address of principal executive offices)            (Zip Code)


       Registrant's telephone number, including area code: (781) 229-1102
       ------------------------------------------------------------------

The undersigned Registrant hereby amends its Current Report on Form 8-K, originally filed by the Registrant with the Securities and Exchange Commission on August 16, 2000, to read in its entirety as follows:

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS.

The Registrant publicly announced on August 5, 2000 that it had signed a definitive agreement under which it would acquire all of the outstanding stock of MVP Systems, Inc., a California corporation ("MVP"). Under the terms of the agreement, the Registrant will acquire the MVP stock for a total consideration of 600,000 shares of the Registrant's stock and $100,000 cash.

The undersigned registrant hereby amends Item 7 of its Current Report on Form 8-K, originally filed by the registrant with the Securities and Exchange Commission on August 16, 2000, to read in its entirety as follows:


ITEM 7.   FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.
------------------------------------------------------------------------------

(a)    Financial statements of business acquired.
       -----------------------------------------

The audited financial statements of MVP Systems, Inc. required to be filed are included in Exhibit 99.2 hereto and are herein incorporated by reference.

(b)    Pro forma financial information.
       -------------------------------

The pro forma financial statements required to be filed are filed as Exhibit
99.3 hereto and are incorporated herein by reference.

(c)   Exhibits.
      --------

The following exhibits are filed as part of this report pursuant to Item 601 of Regulation S-K:

Exhibit
Number     Description

22.1       Consent of KPMG LLP filed herewith.

99.1       The Registrant's Press Release dated August 7, 2000 Previously filed

99.2 MVP Systems, Inc.Audited Financial Statements as of December 31, 1999 and 1998.

99.3 MVP Systems, Inc. and TeleHubLink Corporation Unaudited Pro Forma Financial Statements (i) Balance Sheet as of July 29, 2000; (ii) Statements of Operations for the year ended January 29, 2000 and for the six months ended July 29, 2000 and (iii) related Notes to Unaudited Pro Forma Financial Statements.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    TeleHubLink Corporation
                                    ------------------------
                                    (Registrant)

Date: October 23, 2000              /s/ Douglas A. Miller
                                    ---------------------

                                    Douglas A. Miller, Vice President of Finance

                         Independent Auditors' Report

The Board of Directors
MVP Systems, Inc.:


We have audited the accompanying balance sheets of MVP Systems, Inc. (the "Company") as of December 31, 1999 and 1998, and the related statements of income, stockholders' equity (deficit), and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of MVP Systems, Inc. as of December 31, 1999 and 1998, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.

                                  /s/ KPMG LLP

Boston, Massachusetts
September 22, 2000

                               MVP SYSTEMS, INC.

                                Balance Sheets

                       (In thousands, except share data)

                                                                December 31,          June 30,
                                                            -------------------
                    Assets                                    1999       1998          2000
                                                            --------   --------     -----------
                                                                                    (unaudited)
Current assets:
  Cash                                                      $     38         20             525
  Accounts receivable                                            556        157             418
                                                            --------   --------     -----------
       Total current assets                                      594        177             943
                                                            --------   --------     -----------
Property and equipment:
  Furniture and office equipment                                   5          4               5
  Computer equipment                                              14         --              14
                                                            --------   --------     -----------
       Total property and equipment                               19          4              19

Less accumulated depreciation                                      3          1               5
                                                            --------   --------     -----------
       Property and equipment, net                                16          3              14
                                                            --------   --------     -----------
       Total assets                                         $    610        180             957
                                                            ========   ========     ===========
       Liabilities and Stockholders' Equity

Current liabilities:
  Accounts payable                                          $     35         68             100
  Customer advances                                               12         40              13
  Accrued taxes payable                                            4         --              --
  Deferred income taxes                                          208         14             311
  Loans payable to stockholders                                   --         12              15
                                                            --------   --------     -----------
       Total current liabilities                                 259        134             439
                                                            --------   --------     -----------
Stockholders' equity:
  Common stock; no par value; 10,000,000 shares
    authorized; 4,000,000 shares issued and outstanding            5          5               5
  Additional paid-in capital                                      15         --              15
  Retained earnings                                              331         41             498
                                                            --------   --------     -----------
       Total stockholders' equity                                351         46             518
                                                            --------   --------     -----------
       Total liabilities and stockholders' equity           $    610        180             957
                                                            ========   ========     ===========

See accompanying notes to financial statements.

                               MVP SYSTEMS, INC.

                             Statements of Income

                                (In thousands)

                                           Years Ended December 31,    Six Months Ended June 30,
                                          --------------------------  ---------------------------
                                             1999           1998          2000           1999
                                          -----------    -----------  ------------   ------------
                                                                               (unaudited)
Revenue                                   $     1,933            785         1,297            404

Cost of services                                1,339            681           972            331
                                          -----------    -----------  ------------   ------------
   Gross profit                                   594            104           325             73

General and administrative expenses               102             43            53             31
                                          -----------    -----------  ------------   ------------
   Income before income taxes                     492             61           272             42

Income tax expense                                202             14           105             10
                                          -----------    -----------  ------------   ------------
   Net income                             $       290             47           167             32
                                          ===========    ===========  ============   ============

See accompanying notes to financial statements.

                               MVP SYSTEMS, INC.

                 Statements of Stockholders' Equity (Deficit)

                       (In thousands, except share data)


                                                                         Retained          Total
                                      Common stock        Additional     earnings      stockholders'
                                  --------------------     paid-in     (accumulated       equity
                                    Shares      Amount     capital       deficit)        (deficit)
                                  ----------  --------    ----------   ------------    -------------
Balances at December 31, 1997      4,000,000  $      5            --             (6)              (1)

Net income                                --        --            --             47               47
                                  ----------  --------    ----------   ------------    -------------
Balances at December 31, 1998      4,000,000         5            --             41               46

Contribution of capital                   --        --            15             --               15

Net income                                --        --            --            290              290
                                  ----------  --------    ----------   ------------    -------------
Balances at December 31, 1999      4,000,000         5            15            331              351

Net income (unaudited)                    --        --            --            167              167
                                  ----------  --------    ----------   ------------    -------------
Balances at June 30, 2000
   (unaudited)                     4,000,000  $      5            15            498              518
                                  ==========  ========    ==========   ============    =============

See accompanying notes to financial statements.

                               MVP SYSTEMS, INC.

                           Statements of Cash Flows

                                (In thousands)

                                                                 Years Ended                 Six Months
                                                                 December 31,              Ended June 30,
                                                              ------------------        --------------------
                                                               1999        1998          2000          1999
                                                              ------      ------        ------        ------
                                                                                            (unaudited)
Cash flows from operating activities:
   Net income                                                 $  290          47           167            32
   Adjustments to reconcile net
     income to net cash provided by operating activities:
        Depreciation and amortization                              2           1             2             1
        Changes in operating assets and liabilities:
          Accounts receivable                                   (399)       (144)          138            13
          Accounts payable                                       (33)         49            65            (4)
          Customer advances                                      (28)         40             1           (36)
          Accrued taxes payable                                    4          --            (4)           --
          Deferred income taxes                                  194          14           103             7
                                                              ------      ------        ------        ------
             Net cash provided
               by operating activities                            30           7           472            13
                                                              ------      ------        ------        ------
Cash flows from investing activity:
   Purchases of property and equipment                           (15)         --            --            (1)
                                                              ------      ------        ------        ------
             Net cash used in investing activity                 (15)         --            --            (1)
                                                              ------      ------        ------        ------
Cash flows from financing activity:
   Loans payable to stockholders                                   3          --            15           (12)
                                                              ------      ------        ------        ------
             Net cash provided by (used in)
               financing activity                                  3          --            15           (12)
                                                              ------      ------        ------        ------
Net increase in cash                                              18           7           487            --

Cash, beginning of year                                           20          13            38            20
                                                              ------      ------        ------        ------
Cash, end of year                                             $   38          20           525            20
                                                              ======      ======        ======        ======
Supplemental cash flow disclosure
   Cash paid during the year for:
     Income taxes                                             $    6           1             4             3
                                                              ======      ======        ======        ======
Conversion of loans payable to stockholders
   to contributed capital                                     $   15          --            --            --
                                                              ======      ======        ======        ======

See accompanying notes to financial statements.

                            TELEHUBLINK CORPORATION

                         Notes to Financial Statements

                       (In thousands, except share data)

(1)  Description of the Business

     MVP Systems, Inc. (the "Company") was incorporated in the state of California in October 1997 by a team of technology professionals. The Company is headquartered in Freemont, California and specializes in providing software technology services to customers with its main focus on Internet and Intranet applications for MS Windows and Unix platforms.

(2)  Summary of Significant Accounting Policies

     (a)  Use of Estimates

          The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting periods. Actual results could differ from those estimates.

     (b)  Revenue Recognition

          The Company earns revenue primarily through consulting services with third parties. The Company recognizes revenues under the accrual method of accounting over the period in which the work is performed.

          Payments received in advance of services performed are recorded as customer advances on the accompanying balance sheets.

     (c)  Property and Equipment

          Property and equipment includes furniture and office equipment and computer equipment which is stated at cost. Depreciation is provided over the estimated useful lives of the assets, generally three to five years, using the straight-line method for financial reporting purposes.

     (d)  Impairment of Long-Lived Assets

          The Company accounts for long-lived assets in accordance with the provisions of Statement of Financial Accounting Standards (SFAS) No. 121, Accounting for the Impairment of Long-Lived Assets to Be Disposed Of. This Statement requires that long-lived assets and certain identifiable intangibles be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future net undiscounted cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets.

                                   6                                 (Continued)

                            TELEHUBLINK CORPORATION

                         Notes to Financial Statements

                       (In thousands, except share data)

     (e)  Comprehensive Income

          The Company adopted SFAS No. 130, Reporting Comprehensive Income, which requires that all components of comprehensive income be reported in the financial statements in the period in which they are recognized. For each period presented, the Company's comprehensive income is equal to its net income reported in the accompanying statements of income.

     (f)  Fair Value of Financial Instruments

          The Company's financial instruments which includes cash, accounts receivable, accounts payable, customer advances and loans to stockholders are carried at cost, which approximates their fair values due to the short-term nature of conversion to cash.

     (g)  Income Taxes

          The Company accounts for income taxes under the asset and liability method. Under this method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryfowards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment.

     (h)  Segment Reporting

          The Company has adopted SFAS No. 131, Disclosures About Segments of an Enterprise and Related Information. SFAS No. 131 establishes standards for the way that public business enterprises report selected information about operating segments in annual and interim financial statements. It also establishes standards for related disclosures about products and services, geographic areas and major customers. SFAS No. 131 requires the use of the "management approach" in disclosing segment information, based largely on how senior management generally analyzes the business operations. In accordance with the provisions of SFAS No. 131, the Company has determined that it currently operates in only one segment, and as such, no additional disclosures are required.

                                       7                             (Continued)

                            TELEHUBLINK CORPORATION

                         Notes to Financial Statements

                       (In thousands, except share data)

     (i)  Recent Accounting Pronouncements

          The Company does not expect the adoption of recently issued accounting pronouncements to have a significant impact on its results of operations, financial position or cash flows.

(3)  Income Taxes

     Income tax provision for the years ended December 31, 1999 and 1998 consisted of:

                                Current         Deferred         Total
                              ----------      ------------     ---------
     1999:
        Federal               $        3               155           158
        State                          3                41            44
                              ----------      ------------     ---------
                  Total       $        6               196           202
                              ==========      ============     =========
     1998:
        Federal               $        2                 7             9
        State                          1                 4             5
                              ----------      ------------     ---------
                  Total       $        3                11            14
                              ==========      ============     =========

     The following table reconciles the Federal statutory income tax rate to the Company's effective income tax rate:

                                                        Years ended December 31,
                                                        ------------------------
                                                           1999          1998
                                                        ---------      ---------


     Federal statutory income tax rate                     34.0%         34.0
     Increase (decrease) in tax expense resulting from:
       State tax, net of federal benefit                    5.9           7.5
       Graduated tax rates                                   .9         (18.5)
       Other                                                 .3            --
                                                        ---------      ---------
     Effective income tax rate                             41.1%         23.0%
                                                        =========      =========

                                       8                             (Continued)

                            TELEHUBLINK CORPORATION

                         Notes to Financial Statements

                       (In thousands, except share data)

     Deferred income tax assets and liabilities result from temporary differences in the recognition of income and expense for tax and financial reporting purposes. The sources and tax effects of these temporary differences are presented below:

                                                            December 31,
                                                      -----------------------
                                                        1999          1998
                                                      ---------     ---------
     Deferred tax liabilities:
       Accrual to cash basis adjustments             $   203            11
       Other                                               5             1
                                                      ---------     ---------
     Total deferred tax liabilities                  $   208            12
                                                      =========     =========

(4)  Related Party Transactions

     The Company borrows funds from stockholders when operating capital is needed. The borrowings are unsecured and repayments are made at the Company's discretion. Interest is computed using the Internal Revenue Service's monthly rates on short-term debt. As of December 31, 1999 and 1998, loans payable to stockholders amounted to $-0- and $12, respectively. During 1999, the stockholder forgave the outstanding loan of $15. This has been treated as a contribution of capital for financial statement purposes.

(5)  Major Customers

     The following table summarizes revenue from major customers (revenues in excess of 10% for the year) as a percentage of total revenue for the years ended December 31, 1999 and 1998:

                                                  1999            1998
                                             --------------  --------------
          Customer A                               27%             --%
          Customer B                               23%             --%
          Customer C                               18%             --%
          Customer D                               11%             94%
          Customer E                               10%             --%

     The loss of any of these customers could have a material adverse effect on the operations of the Company.

                                       9                             (Continued)

                            TELEHUBLINK CORPORATION

                         Notes to Financial Statements

                       (In thousands, except share data)

(6)  Subsequent Event

     On August 7, 2000, Telehublink Corporation ("THLC") purchased all the stock of the Company for 600,000 shares of common stock (530,000 restricted shares and 70,000 registered shares) and $100,000 in cash. As a result, THLC assumed all of the assets and liabilities of the Company. The financial statements do not reflect any adjustments related to the acquisition.

                            TELEHUBLINK CORPORATION

                       Unaudited Pro Forma Balance Sheet

                       (In thousands, except share data)

                                                     Telehublink
                                                     Corporation     MVP Systems, Inc.     Pro Forma            Pro Forma
Assets                                              July 29, 2000     June 30, 2000       Adjustments            Combined
                                                    -------------    -----------------    -----------           ---------
Current assets:
  Cash and cash equivalents                         $       5,342                  525           (100)/(1)/         5,767
  Accounts receivable, net                                    166                  405             --                 571
  Prepaid expenses and other current assets                    80                   --             --                  80
                                                    -------------    -----------------    -----------           ---------
       Total current assets                                 5,588                  930           (100)              6,418

Property and equipment, net                                   850                   14             --                 864
Intangible assets, net                                      1,765                   --          1,360 /(1/)         3,125
Other assets                                                   19                   --             --                  19
                                                    -------------    -----------------    -----------           ---------
       Total assets                                 $       8,222                  944          1,260              10,426
                                                    =============    =================    ===========           =========
       Liabilities and Stockholders' Equity

Current liabilities:
  Accounts payable                                  $         229                  100             --                 329
  Accrued expenses                                            752                   --             --                 752
  Deferred income taxes                                        --                  311             --                 311
  Equipment loan                                              196                   --             --                 196
  Loans payable to stockholders                                --                   15             --                  15
                                                    -------------    -----------------    -----------           ---------
       Total current liabilities                            1,177                  426             --               1,603
                                                    -------------    -----------------    -----------           ---------
       Total liabilities                                    1,177                  426             --               1,603
                                                    -------------    -----------------    -----------           ---------
Stockholders' equity:
  Common stock                                                279                    5              1 /(2)/           285
  Additional paid-in capital                               29,110                   15          1,757 /(1)//(2)/   30,882
  Deferred compensation                                    (1,761)                  --             --              (1,761)
  Accumulation deficit                                    (20,583)                 498           (498) /(2)/      (20,583)
                                                    -------------    -----------------    -----------           ---------
      Total stockholders' equity                            7,045                  518          1,260               8,823
                                                    -------------    -----------------    -----------           ---------
      Total liabilities and stockholders' equity    $       8,222                  944          1,260              10,426
                                                    =============    =================    ===========           =========

See notes to unaudited pro forma financial statements.

                            TELEHUBLINK CORPORATION

                  Unaudited Pro Forma Statement of Operations

                       (In thousands, except share data)

                                                              Telehublink
                                                              Corporation       MVP Systems, Inc.
                                                              Year ended           Year ended         Pro Forma          Pro Forma
                                                            January 29, 2000    December 31, 1999    Adjustments         Combined
                                                            ----------------    -----------------    -----------        -----------
Revenue                                                     $          1,152                1,933             --              3,085
Cost of revenue                                                          796                1,339             --              2,135
                                                            ----------------    -----------------    -----------        -----------

     Gross profit                                                        356                  594             --                950
                                                            ----------------    -----------------    -----------        -----------

Operating expenses:
  Stock-based charges                                                 14,126                   --             --             14,126
  Selling, general and administrative expenses                         2,219                  100             --              2,319
  Operating losses of WEC prior to acquisition                           312                   --             --                312
  Depreciation and amortization                                          167                    2            453 /(3)/          622
                                                            ----------------    -----------------    -----------        -----------

     Total operating expenses                                         16,824                  102            453             17,379
                                                            ----------------    -----------------    -----------        -----------

     Operating income (loss)                                         (16,468)                 492           (453)           (16,429)

Other income (expense):
   Interest expense                                                     (320)                  --             --               (320)
   Foreign currency loss                                                 (21)                  --             --                (21)
                                                            ----------------    -----------------    -----------        -----------

     Income (loss) before income taxes                               (16,809)                 492           (453)           (16,770)

Income tax expense                                                        --                  202           (202)/(6)/            -
                                                            ----------------    -----------------    -----------        -----------

     Net income (loss)                                               (16,809)                 290           (251)           (16,770)

Charge for pricing modification of warrants                             (229)                  --             --               (229)
                                                            ----------------    -----------------    -----------        -----------

     Net income (loss) available to common stockholders     $        (17,038)                 290           (251)           (16,999)
                                                            ================    =================    ===========        ===========
Basic and diluted net loss per share                        $           (.96)                                           $      (.92)
                                                            ================                                            ===========

Weighted average shares of common stock outstanding
   used in computing basic and diluted net loss per share         17,792,181                             600,000 /(5)/   18,392,181
                                                            ================                         ===========        ===========


See notes to unaudited pro forma financial statements.

                            TELEHUBLINK CORPORATION

                  Unaudited Pro Forma Statement of Operations

                       (In thousands, except share data)

                                                    Telehublink
                                                    Corporation    MVP Systems, Inc.
                                                    Twenty-six        Six months
                                                    weeks ended         ended            Pro Forma           Pro Forma
                                                   July 29, 2000     June 30, 2000      Adjustments           Combined
                                                   -------------   -----------------    -----------        -----------
Revenue                                            $       5,298               1,297           (241)/(4)/        6,354
Cost of revenue                                            4,614                 972             --              5,586
                                                   -------------   -----------------    -----------        -----------

        Gross profit                                         684                 325           (241)               768
                                                   -------------   -----------------    -----------        -----------

Operating expenses:
   Stock-based charges                                       615                  --             --                615
   Research and development                                  827                  --           (241)/(4)/          586
   Selling, general and administrative expenses            1,468                  51             --              1,519
   Provision for bad debt                                    286                  --             --                286
   Depreciation and amortization                             656                   2            227 /(3)/          885
                                                   -------------   -----------------    -----------        -----------

        Total operating expenses                           3,852                  53            (14)             3,891
                                                   -------------   -----------------    -----------        -----------

        Operating income (loss)                           (3,168)                272           (227)            (3,123)

Other income (expense):
   Interest expense                                         (352)                 --             --               (352)
   Interest and other income                                 198                  --             --                198
                                                   -------------   -----------------    -----------        -----------

        Income (loss) before income taxes                 (3,322)                272           (227)            (3,277)
   Income tax expense                                         --                 105           (105) /(6)/          --
                                                   -------------   -----------------    -----------        -----------

        Net income (loss)                          $      (3,322)                167           (122)            (3,277)
                                                   =============   =================    ===========        ===========

Basic and diluted net loss per share               $        (.13)                                          $      (.12)
                                                   =============                                           ===========

Weighted average shares of common stock
   outstanding used in computing basic
     and diluted net loss per share                   26,126,932                            600,000/(5)/    26,726,932
                                                   =============                        ===========        ===========

See notes to unaudited pro forma financial statements.

                            TELEHUBLINK CORPORATION

               Notes to Unaudited Pro Forma Financial Statements

                       (In thousands, except share data)


     Basis of Presentation

     The unaudited pro forma statements of operations give effect to the acquisition MVP Systems, Inc. by Telehublink Corporation in August 2000 as if the acquisition had occurred on January 30, 1999. The unaudited pro forma consolidated balance sheet gives effect to the acquisition of MVP Systems, Inc. as if the acquisition had occurred on July 29, 2000. The unaudited pro forma statement of operations for the year ended January 29, 2000 is based on the historical audited financial statements of Telehublink Corporation for the year ended January 29, 2000 and MVP Systems, Inc. for the year ended December 31, 1999. The unaudited pro forma balance sheet and the unaudited pro forma statement of operations for the six months ended July 29, 2000 is based on the unaudited historical financial statements of Telehublink Corporation as of and for the twenty-six weeks ended July 29, 2000 and MVP Systems, Inc. as of and for the six months ended June 30, 2000 and the estimates and assumptions set forth below.

     The effect of the acquisition of MVP Systems, Inc. has been presented using the purchase method of accounting, and accordingly, the purchase price was allocated to the assets and liabilities assumed based upon management's best preliminary estimate of fair value with any excess purchase price being allocated to goodwill or other identifiable intangible assets. The preliminary allocation of the purchase price will be subject to further adjustments, which are not anticipated to be material, as management finalizes the allocations of the purchase price in accordance with generally accepted accounting principles. The pro forma adjustments related to the purchase price allocations of MVP Systems, Inc. represents management's best estimate of the effect of the acquisition.

     The pro forma adjustments are based upon estimates, currently available information and certain assumptions that management deems appropriate. The unaudited pro forma consolidated financial data presented herein are not necessarily indicative of the results we would have obtained had such events occurred on January 30, 1999, as assumed, or of our future results.

                            TELEHUBLINK CORPORATION

               Notes to Unaudited Pro Forma Financial Statements

                       (In thousands, except share data)

Pro Forma Adjustments

(1) The pro forma adjustment to record the acquisition of MVP Systems, Inc. The purchase price is comprised of the following:

                                                         Total
                                                       ---------
       Purchase Consideration:
          Cash                                         $   100
          Issuance of common stock                       1,778
                                                       ---------
               Total purchase consideration            $ 1,878
                                                       ---------

The anticipated purchase price allocation and related effects of such allocation on the unaudited pro forma consolidated balance sheet are as follows:

                                                         Total
                                                       ---------
            Tangible assets and liabilities:
               Cash                                    $   525
               Accounts receivable, net                    418
               Property and equipment, net                  14
               Accounts payable                            100
               Deferred income taxes                       311
               Customer deposits                            13
               Other liabilities                            15
                                                       ---------
                    Net tangible assets                    518
                                                       ---------
            Intangible assets:
               Noncompete agreements                       650
               Workforce in place                          430
               Goodwill                                    280
                                                       ---------
                    Total intangible assets              1,360
                                                       ---------

                    Total purchase price allocation    $ 1,878
                                                       =========

Intangible assets are expected to include noncompete agreements, workforce in place and goodwill, which will be amortized over their estimated useful lives of three years. THLC is in the process of completing full valuations of the tangible and intangible assets. In management's opinion, the preliminary estimates regarding the allocation of the purchase price and amortization periods are not expected to differ materially from the final allocation.

                            TELEHUBLINK CORPORATION

               Notes to Unaudited Pro Forma Financial Statements

                       (In thousands, except share data)

(2) The pro forma adjustment to stockholders' equity reflects the elimination of the historical equity balances of MVP Systems, Inc. and the issuance of 600,000 shares of THLC's common stock with a value of $1,778.

(3) The pro forma adjustment to depreciation and amortization reflects an increase in amortization expense to reflect the amortization of intangible assets associated with the purchase of MVP Systems, Inc. as of the beginning of the period presented.

(4) The pro forma adjustment reflects the elimination of intercompany transactions between THLC and MVP Systems, Inc. prior to the acquisition.

(5) Pro forma loss per share reflects the actual weighted average shares of common stock outstanding adjusted to include an increase of 600,000 shares to reflect the shares of common stock issued in connection with the purchase of MVP Systems, Inc.

(6) The pro forma adjustment to income tax expense reflects the elimination of MVP Systems, Inc. tax expense due to THLC's net operating loss.